Exhibit 99.1

GI Dynamics, Inc.

Appendix 4C: Quarter ended 30 June 2016

Investor Call to Discuss Quarterly Results and Update on Strategy, Data and Cash Flow 6:30 p.m. U.S. EDT, 10 August 2016 / 8:30 a.m. AEST, 11 August 2016

LEXINGTON, Massachusetts, United States, and SYDNEY, Australia – 28 July 2016 AEDT.

GI Dynamics, Inc. (ASX: GID) (the Company), a medical technology company that has developed an innovative device to improve outcomes for patients battling type 2 diabetes and obesity, today released its Appendix 4C — Quarterly Cash Flow Report for the quarter ending 30 June 2016 (the Quarter).

Highlights for the Quarter

•	Release of further positive EndoBarrier clinical data, including:

•	Full U.S. ENDO trial results showing statistically significant 1.1% absolute reduction in HbA1c, a 13% reduction

•	UK NHS-sponsored ABCD data showing combination therapy of EndoBarrier plus Victoza® produced a 2.1% absolute reduction in HbA1c, a 22% reduction

•	Numerous clinical data presentations at Digestive Disease Week and American Diabetes Association meetings

•	Improved cash flow and cash runway resulting from strategic cost-cutting and restructuring measures

•	Appointment of Chairman Dan Moore

•	Appointment of Chief Financial Officer Jim Murphy

•	Appointment of Chief Compliance Officer and EVP Clinical Regulatory & Compliance Brian Callahan

•	Response submitted on time to TGA; TGA has not yet replied to response

President & CEO Scott Schorer commented, “We have made significant progress in the restructuring and rebuilding of GI Dynamics over the past quarter. Many tough decisions needed to be made in order to preserve capital and stabilize the company. These actions will allow us to refocus efforts on developing optimal clinical, regulatory, and commercial strategies for EndoBarrier. We also continue to make progress towards rebuilding relationships with regulatory agencies in Europe and Australia and towards our goal of re-engaging with the FDA.”

www.gidynamics.com

US OFFICE & HEADQUARTERS: EUROPEAN OFFICE: AUSTRALIAN OFFICE:

25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301

Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572

Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc.	Page 2

Key Financial Information

Appendix 4C, which has been prepared in U.S. dollars under U.S. GAAP, is attached; the results disclosed in Appendix 4C are unaudited. The Company also plans to file its Quarterly Report on Form 10-Q with both the U.S. Securities and Exchange Commission and the Australian Securities Exchange by 10 July 2016. The Form 10-Q will provide financial statements for the Quarter, along with management’s discussion and analysis of financial condition and results of operations for the Quarter.

As of 30 June 2016, the Company had cash and cash equivalents of $12.3 million, compared to $15.6 million on 31 March 2016. The reduction in the cash and cash equivalents balance is due to net operating cash outflows of $3.4 million. Net operating cash outflows for the Quarter are primarily comprised of $1.8 million for staff costs, which includes approximately $0.6 million in one-time employee departure costs, $1.0 million for other working capital, $0.6 million for research and development costs, and $0.2 million for sales and marketing costs. These were offset by $0.1 million in customer receipts.

Investor Call to Discuss Results and Update on Strategy, Data and Cash Flow

The Company will hold a conference call at 6:30 p.m. U.S. EDT on Wednesday, 10 August 2016 (8:30 a.m. AEST on Thursday, 11 August 2016) to discuss the Company’s business outlook and the financial information for the Quarter. Scott Schorer, president and CEO, will host the call.

The Company will address the following topics on the call:

•	Update on cash runway

•	The Company’s corporate strategy, including upcoming milestones

•	Review of clinical data

Accessing the Conference Call via Webcast:

A live webcast of the call will be available on the GI Dynamics website at investor.gidynamics.com. The webcast can be directly accessed at http://edge.media-server.com/m/p/px46rtrm/lan/en.

Accessing the Conference Call via Telephone:

For those preferring to listen by telephone, please dial in five minutes prior to the start of the call and enter the passcode 56384973.

Dial-in numbers are as follows:

•	United States callers please dial toll-free 1 877 797 0688

•	Australia callers please dial toll-free 1 800 005 989

•	International callers please dial 1 615 247 0187

The webcast will be archived for 30 days following the call on the GI Dynamics website at www.investor.gidynamics.com.

www.gidynamics.com

US OFFICE & HEADQUARTERS: EUROPEAN OFFICE: AUSTRALIAN OFFICE:

25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301

Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572

Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc.	Page 3

About GI Dynamics

GI Dynamics, Inc. (ASX: GID) is the developer of EndoBarrier®, the first endoscopically delivered device approved for the treatment of type 2 diabetes and obesity. EndoBarrier is approved and commercially available in multiple countries outside the U.S. EndoBarrier is not approved for sale in the U.S. and is limited by federal law to investigational use only in the United States. Founded in 2003, GI Dynamics is headquartered in Lexington, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement contains forward-looking statements concerning: our development and commercialization plans; our potential revenues and revenue growth, costs, excess inventory, profitability and financial performance; our ability to obtain reimbursement for our products; our clinical trials, and associated regulatory submissions and approvals; the number and location of commercial centers offering the EndoBarrier; and our intellectual property position. These forward-looking statements are based on the current estimates and expectations of future events by the management of GI Dynamics, Inc. as of the date of this announcement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the consequences of terminating the ENDO Trial and the possibility that future clinical trials will not be successful or confirm earlier results; risks associated with obtaining funding from third parties; risks relating to the timing and costs of clinical trials, the timing of regulatory submissions, the timing, receipt and maintenance of regulatory approvals, the timing and amount of other expenses, and the timing and extent of third-party reimbursement; risks associated with commercial product sales, including product performance; competition; risks related to market acceptance of products; intellectual property risks; risks related to excess inventory; risks related to assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches, future financial results and other factors including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Investor & Media Inquiries:

Investor relations	Media relations

United States: Jim Murphy CFO and Company Secretary +1 (781) 357-3281	United States/Europe/Australia: investor@gidynamics.com +1 (781) 357-3250

Australia: David Allen or John Granger Hawkesbury Partners Pty Limited +61 2 9325 9046	United States/Australia: Catie Corcoran WE Buchan +1 (813) 895-4575

www.gidynamics.com

US OFFICE & HEADQUARTERS: EUROPEAN OFFICE: AUSTRALIAN OFFICE:

25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301

Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572

Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10

Name of entity
GI Dynamics, Inc.

ABN	Quarter ended (“current quarter”)
151 239 388	30 June 2016

Consolidated statement of cash flows

			Current quarter (Q2) $’000 USD	Year to date (6 months) $’000 USD
Cash flows related to operating activities

1.1		Receipts from customers	139	391

1.2	Payments for	(a) staff costs	(1,796)	(3,158)
		(b) advertising and marketing	(210)	(451)
		(c) research and development	(574)	(1,032)
		(d) leased assets	—	(1)
		(e) other working capital	(929)	(2,950)
1.3		Dividends received	—	—
1.4		Interest and other items of a similar nature received	13	27
1.5		Interest and other costs of finance paid	—	—
1.6		Income taxes paid	(7)	(19)
1.7		Other (provide details if material)	—	—

		Net operating cash flows	(3,364)	(7,193)

+	See chapter 19 for defined terms.

Appendix 4C Page1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

		Current quarter (Q2) $’000 USD	Year to date (6 months) $’000 USD
1.8	Net operating cash flows (carried forward)	(3,364)	(7,193)

Cash flows related to investing activities
1.9	Payment for acquisition of:
	(a) businesses (item 5)	—	—
	(b) equity investments	—	—
	(c) intellectual property	—	—
	(d) physical non-current assets	—	—
	(e) other non-current assets	—	—
1.10	Proceeds from disposal of:		—
	(a) businesses (item 5)	—	—
	(b) equity investments	—	—
	(c) intellectual property	—	—
	(d) physical non-current assets	—	4
	(e) other non-current assets	—	—

1.11	Loans to other entities	—	—
1.12	Loans repaid by other entities	—	—
1.13	Other (provide details if material)	—	(150)

	Net investing cash flows	—	(146)

1.14	Total operating and investing cash flows	(3,364)	(7,339)

Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	—	—
1.16	Proceeds from sale of forfeited shares	—	—
1.17	Proceeds from borrowings	—	—
1.18	Repayment of borrowings	—	—
1.19	Dividends paid	—	—
1.20	Other (share capital raising cost)	—	—

	Net financing cash flows	—	—

	Net increase (decrease) in cash held	(3,364)	(7,339)
1.21	Cash at beginning of quarter/year to date	15,632	19,590
1.22	Exchange rate adjustments to item 1.20	(14)	3

1.23	Cash at end of quarter	12,254	12,254

+	See chapter 19 for defined terms.

Appendix 4C Page 2

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

Current quarter (Q2) $’000 USD

1.24	Aggregate amount of payments to the parties included in item 1.2	92

1.25	Aggregate amount of loans to the parties included in item 1.11	—

1.26	Explanation necessary for an understanding of the transactions
Payments represent directors’ fees paid to non-executive directors ($92) for services provided during the second quarter of 2016.
Non-cash financing and investing activities
2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows
N/A

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest
N/A

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $’000 USD	Amount used $’000 USD

3.1	Loan facilities	—	—

3.2	Credit standby arrangements	150	—

Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

		Current Quarter (Q2) $’000 USD	Previous Quarter (Q1) $’000 USD
Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.

4.1	Cash on hand and at bank	2,522	2,414

4.2	Deposits at call	9,732	13,218

4.3	Bank overdraft	—	—

4.4	Other (provide details)	—	—

	Total: cash at end of quarter (item 1.23)	12,254	15,632

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1	Name of entity	N/A	N/A

5.2	Place of incorporation or registration

5.3	Consideration for acquisition or disposal

5.4	Total net assets

5.5	Nature of business

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement does give a true and fair view of the matters disclosed.

Sign here:		Date:	28 July 2016

(Company secretary)

Print name:	James Murphy

+	See chapter 19 for defined terms.

Appendix 4C Page 4

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.	Accounting Standards. ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+	See chapter 19 for defined terms.

Appendix 4C Page 5